SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2003

BRADLEY PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18881 (Commission File Number)	22-2581418 (IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey 07004 (Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Item 5. Other Events

On October 30, 2003 the Company announced that Net Sales for the Third Quarter 2003, ended September 30, totaled $19,983,000, representing an increase of $10,088,000, or 102% over the same period last year. Third Quarter 2003 Net Income reached $5,058,000, an increase of $3,050,000, or 152%, over Third Quarter 2002 Net Income of $2,008,000. Net Income per diluted common share totaled $0.39, compared to $0.18 for the same three-month period in 2002.

Net Sales for the first three quarters of 2003 increased to $51,248,000, a $22,704,000, or 80%, increase over Net Sales for the first three quarters of 2002. Net Income for the first nine months of 2003 reached $11,309,000, representing an increase of $5,785,000, or 105%, over the same period one year ago. Net Income per diluted common share for the first nine months of 2003 totaled $0.94 versus $0.48 for the first nine months of last year. A copy of the related press release is attached hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1- Press Release by Bradley Pharmaceuticals, Inc. dated October 30, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki R. Brent Lenczycki Chief Financial Officer

Dated: October 30, 2003